                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                   F O R M 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

                                  SEMINIS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         -------------------------------


             DELAWARE                                 36-0769130
     (State of Incorporation)               (I.R.S. Employer Identification No.)

    1905 LIRIO AVENUE, CALIFORNIA                     93004-4206
(Address of principal executive offices)              (zip code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates: 333-72141 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
-------------------                          ------------------------------

NONE                                         NONE


Securities to be registered pursuant to Section 12(g) of the Act:

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
                (Title of class)

ITEM 1.        Description of Registrant's Securities to be Registered.

               The information relating to the Registrant's Class A Common Stock required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the caption "Description of Capital Stock" in the prospectus (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act of 1933, forming a part of the registration statement on Form S-1 (Registration No. 333-72141), filed with the SEC on February 11, 1999, as amended by Amendment No. 1 filed with the SEC on April 28, 1999, Amendment No. 2 filed with the SEC on May 27, 1999, Amendment No. 3 filed with the SEC on June 21, 1999 and Amendment No. 4 filed with the SEC on June 25, 1999 (as so amended, the "Form S-1"). The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.


ITEM 2.        Exhibits.

1 Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Amendment No. 3 to Form S-1, as amended (Commission File No. 333-72141), filed under the Securities Act of 1933, as amended, with the Commission on June 21, 1999.)

2 Certificate of Designation of Class A Mandatorily Redeemable Preferred Stock and Class B Mandatorily Redeemable Preferred Stock of Seminis, Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Amendment No. 3 to Form S-1, as amended (Commission File No. 333-72141), filed under the Securities Act of 1933, as amended, with the Commission on June 21, 1999.)

3 Certificate of Designation of Class C Redeemable Preferred Stock of Seminis, Inc. (Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Amendment No. 3 to Form S-1, as amended (Commission File No. 333-72141), filed under the Securities Act of 1933, as amended, with the Commission on June 21, 1999.)

4 By-Laws (Incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Amendment No. 3 to Form S-1, as amended (Commission File No. 333-72141), filed under the Securities Act of 1933, as amended, with the Commission on June 21, 1999.)

5        Form of Class A Common Stock Certificate (Incorporated by reference to
         Exhibit 4.1 of the Registrant's Registration Statement on Amendment No. 3 to Form S-1, as amended (Commission File No. 333-72141), filed under the Securities Act of 1933, as amended, with the Commission on June 21, 1999.)

6 Registration Rights Agreement by and among Seminis, Inc. and certain shareholders of Seminis, dated October 1, 1995 (Incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-7241), filed under the Securities Act of 1933, as amended, with the Commission on February 11, 1999.)

                                   SIGNATURES

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             SEMINIS, INC.
                                             (Registrant)



Dated:  June 28, 1999               By:      /s/ Mark D. Stowers
                                       ----------------------------------------
                                         Name:   Mark D. Stowers
                                         Title:  Vice President